Exhibit 3.1

Delaware	Page 1
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “G-PRIVATE EQUITY LP”, FILED IN THIS OFFICE ON THE NINTH DAY OF DECEMBER, A.D. 2024, AT 10:57 O`CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

10030187 8100	Authentication: 205067743
SR# 20244425417	Date: 12-09-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 10:57 AM 12/09/2024 FILED 10:57 AM 12/09/2024 SR 20244425417 - File Number 10030187
CERTIFICATE OF LIMITED PARTNERSHIP
OF
G-PRIVATE EQUITY LP
The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:
I.The name of the limited partnership is G-Private Equity LP.
II.The address of the Partnership’s registered office in the State of Delaware is located at Suite 302,4001 Kennett Pike, County of New Castle, Wilmington, DE 19807, and the name of the registered agent whose office address will be the same as the registered office is Maples Fiduciary Services (Delaware) Inc.
III.The name and mailing address of each general partner is as follows:

Name	Address
G-Private Equity GP Advisors LLC
Suite 302,4001 Kennett Pike,
County of New Castle, Wilmington
DE, 19807
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of G-Private Equity LP as of December 9, 2024.

GENERAL PARTNER

By: G-Private Equity GP Advisors LLC

By:	/s/ Coleen Gasiewski

	Name:	Coleen Gasiewski
	Title:	Authorized Signer
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